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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion of our report dated March 1, 1996, regarding the consolidated balance sheet of POLAR EXPRESS CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF AASCHE TRANSPORTATION SERVICES, INC.) as of December 29, 1995, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year ended December 29, 1995 and the period from August 27, 1994 (inception) to December 30, 1994, incorporated by reference from the Aasche Transportation Services, Inc. Form 10-K into the Registration Statements on Form S-8 (No. 333-19475, No. 33-06569 and No. 33-87826).

                                                /s/ Baird, Kurtz & Dobson
                                                -------------------------
                                                BAIRD, KURTZ & DOBSON

Fayetteville, Arkansas
March 27, 1997